UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OCEAN POWER TECHNOLOGIES, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ocean Power Technologies, Inc., a Delaware corporation (“OPT”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with OPT’s solicitation of proxies from its stockholders in connection with its 2023 Annual Meeting of Stockholders and at any and all adjournments, postponements, continuations, and reschedulings thereof (the “2023 Annual Meeting”).

Posts to Social Media Websites

On December 21, 2023, OPT posted the following content to X, formerly known as Twitter, and LinkedIn:

OPT SHAREHOLDERS: Your vote at the upcoming 2023 Annual Meeting, scheduled for January 31, 2024, is critically important. Protect your investment by voting “FOR” all of OPT’s proposals, including voting “FOR ALL” of the Board’s highly qualified and experienced director nominees, by promptly signing, dating, and returning each of the WHITE proxy cards we have mailed to you or by voting by telephone or internet.

You may also receive materials from an activist investor, Paragon Technologies. A vote for any of Paragon’s purported nominees on the blue proxy card will NOT be counted. Shareholders are encouraged to discard Paragon’s materials.

If you require assistance in voting the WHITE proxy card or want copies of OPT’s proxy statement so you can review important information about OPT’s solicitation contained therein, please contact Morrow Sodali, OPT’s proxy solicitation firm, at OPT@investor.MorrowSodali.com.

OPT may repost this content from time to time on the above-referenced social media websites and/or other websites. These social media website posts are being filed herewith because they may be deemed to be solicitation materials in connection with OPT’s solicitation of proxies to be used at the 2023 Annual Meeting.

Additional Information and Where to Find It

OPT has filed with the SEC a revised definitive proxy statement on Schedule 14A on December 4, 2023, including a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for the 2023 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REVISED DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY OPT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by OPT free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by OPT are also available free of charge by accessing OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, its directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by OPT in connection with matters to be considered at the 2023 Annual Meeting. Information about OPT’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in OPT’s revised definitive proxy statement for the 2023 Annual Meeting (including the schedules and appendices thereto), which was filed with the SEC on December 4, 2023. To the extent holdings of OPT securities reported in the revised definitive proxy statement for the 2023 Annual Meeting have changed or subsequently change, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.